EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following:

(1)	Registration Statement (Form S-3 No. 333-196473) of Armada Hoffler Properties, Inc., and

(2)	Registration Statement (Form S-8 No. 333-188545) pertaining to the 2013 Equity Incentive Plan of Armada Hoffler Properties, Inc.

of our report dated March 16, 2015, with respect to the consolidated financial statements and schedule of Armada Hoffler Properties, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2014.

/s/ Ernst & Young LLP

Richmond, Virginia

March 16, 2015